UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 22, 2010
SIGNATURE GROUP HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-08007	95-2815260

(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation or Organization)		Identification Number)

175 North Riverview Drive
Anaheim, California	92808

(Address of Principal Executive Offices)	(Zip Code)
(Registrant’s Telephone Number, Including Area Code): (714) 283-6500
Fremont General Corporation
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement
Item 8.01 Other Information
SIGNATURES

Item 1.02 Termination of a Material Definitive Agreement.
On July 14, 2010, demand was made on Merrill Lynch Trust Company, FSB, now Bank of America, N.A. (the “Trustee”) by Signature Group Holdings, Inc. (formerly known as Fremont General Corporation) (the “Company”) to terminate the trusts for the following retirement plans (such plans are collectively referred to as the “Plans,” and each Plans’ underlying trust are collectively referred to as the “Trusts”):
(1)	Fremont General Corporation Supplemental Executive Retirement Plan, Plan # 609815, Trust # 89931U06, and the related The Merrill Lynch Non-Qualified Deferred Compensation Plan Trust Agreement dated May 1, 2001 between Trustee and Company;

(2)	Fremont General Corporation Supplemental Executive Retirement Plan II, Plan # 900149, Trust # 89926R18, and the related Merrill Lynch Non-Qualified Deferred Compensation Plan Trust Agreement dated January 1, 2005 between Trustee and Company; and

(3)	Fremont General Corporation 2003 Excess Benefits Plan and the related Fremont General Corporation 2003 Excess Benefits Plan Trust Agreement dated March 20, 2003 between Trustee and Company.
Pursuant to “Signature Group Holdings, LLC’s Chapter 11 Fourth Amended Plan of Reorganization of Fremont General Corporation, Joined by James McIntyre as Co-Plan Proponent, Dated June 8, 2010” (the “Signature Plan”) and the bankruptcy court’s June 9, 2010 amended order confirming the Signature Plan (“Confirmation Order”), Fremont General Corporation emerged from bankruptcy under the new name to Signature Group Holdings, Inc.
Pursuant to the Confirmation Order and Signature Plan, the claims (“Trust Claims”) under the Plans were classified as “Class 3A General Unsecured Claims” and the Trust Claims that were “Allowed Claims” (as defined in the Signature Plan) were paid on June 11, 2009 (the “Trust Claimant Payments”). Further, each holder of a Trust Claim executed a separate acknowledgement indicating receipt of payment of their respective Trust Claims and acknowledging Company’s right to terminate the Trusts (“Trust Claimant Acknowledgements”).
As a result of the treatment of the Trust Claims under the Signature Plan, the participants under the Plans were no longer entitled to any further benefits under the Plans. By the payment of the Trust Claimant Payments and by virtue of the Trust Claimant Acknowledgements, the Company’s demand on the Trustee terminated the Trusts on July 14, 2010 and as a result the Plans have no further force or effect as of July 14, 2010.
Item 8.01 Other Information.
Company Receives $11,705,741.11 from Liquidation of the Plans

On July 22, 2010, Company received wires in the total amount of Eleven Million Seven Hundred Five Thousand Seven Hundred Forty One Dollars and Eleven Cents ($11,705,741.11) which reflects the net proceeds that remained in the Plans after liquidation.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, Signature has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE GROUP HOLDINGS, INC. (Registrant)
Date: July 29, 2010	By:	/s/ Craig Noell
		Name:	Craig Noell
		Title:	President and Chief Executive Officer